UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 13, 2013

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CC MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-53354	26-0241222
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2013 Supplemental Incentive Plan

On February 13, 2013 the Compensation Committee of the board of directors of CC Media Holdings, Inc. (“CCMH”) approved a supplemental incentive plan (the “SIP”) pursuant to which a limited number of employees of CCMH and its subsidiaries are eligible to receive an additional bonus opportunity for 2013 based on their respective achievement of supplemental performance criteria established for each participant by the Compensation Committee.  The supplemental performance criteria are in addition to the annual performance criteria established by the Compensation Committee for each participant pursuant to CCMH’s 2008 Annual Incentive Plan, but consist of the types of business criteria specified in the definition of “Performance Goals” under CCMH’s 2008 Annual Incentive Plan.  Following the conclusion of 2013, based on such supplemental performance criteria, the Compensation Committee, in its sole discretion, will determine the bonus amount, if any, earned, which will be paid 36 months after the date of approval of the supplemental performance criteria by the Compensation Committee.  To receive payment of an award under the SIP, a participant must be an active employee of CCMH or its subsidiaries at the time of payment.

John E. Hogan, Chairman and Chief Executive Officer of the Media and Entertainment division of CCMH and its subsidiary Clear Channel Communications, Inc., is a participant in the SIP and is eligible to receive an additional bonus opportunity from CCMH of between $0 and $900,000, based on achievement of the supplemental performance criteria approved by CCMH’s Compensation Committee for Mr. Hogan.

The foregoing summary is qualified in its entirety by reference to the summary description of the SIP, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

	10.1	Summary Description of 2013 Supplemental Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: February 15, 2013	By:	/s/ Scott D. Hamilton
Scott D. Hamilton
Senior Vice President, Chief Accounting Officer and
Assistant Secretary

Exhibit No.	Description
10.1	Summary Description of 2013 Supplemental Incentive Plan.